EXHIBIT 16.1


October 17, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 17, 1997 of Reliant Building Products, Inc. and are in agreement with the statements contained in the paragraphs under Item 4 on the page therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                       Very truly yours,

                                      /s/ Ernst & Young, LLP